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                              CONSULTING AGREEMENT

             This Consulting  Agreement (this "Agreement") is entered into as of this 20th day of November, 2000, by and among SportsNuts.com International, Inc. a Delaware corporation (the "Company"), James Morris, and Wayne Cooper (collectively, "Consultants"), collectively referred to hereinafter as the "Parties" or individually as a "Party."

             WHEREAS, the Company is engaged in the business of creating an amateur sports community through the Internet and other means; and

             WHEREAS, the Company seeks to utilize the services of Consultants to assist the Company in disseminating information concerning the Company's business to the investing public (hereafter, the "Services").

             NOW, THEREFORE, In consideration of the foregoing premises and the mutual covenants contained herein, the Parties hereto agree as follows:

1.           Services.  During the term of this Agreement, Consultants agree
             --------
to provide the Services as requested by the Company on a continuous basis and in accordance with accepted industry practices and guidelines and all applicable federal, state and local laws, rules and regulations.

2.           Term.  This Agreement will become effective on the date stated
             ----
above, and will continue in effect for six (6) months unless terminated by either Party as provided herein.

3.           Compensation.  The Company shall pay, and Consultants hereby
             ------------
accept as full compensation for Services rendered hereunder, the following amounts:

      3.1 Warrants. The Company agrees to issue Consultants warrants to acquire 450,000 shares of the Company's Common Stock ("Warrants") to be issued in the following manner:

           Number of Shares
          Subject to Warrant           Exercise Price  Expiration
-------------------------------------- --------------- ---------------------
               150,000                  $0.75           November 19, 2001
               150,000                  $1.00           November 19, 2001
               150,000                  $1.25           November 19, 2001
--------------------------------------
               450,000

      3.2            Shares of Common Stock.  The Company hereby grants to
                     ----------------------
      Consultants One Hundred Fifty Thousand (150,000) shares of the Company's Common Stock.

4.           Registration.  As soon as practicable, the Company agrees to
             ------------
file a Registration Statement with the Securities and Exchange Commission on Form S-8 with respect to the shares of Common Stock and Warrants issued to Consultantss pursuant to this Agreement.

5.           Confidential Information.  Consultants acknowledges that during
             ------------------------
the term of this Agreement, Consultants will develop, discover, have access to, and become acquainted with technical, financial, marketing, personnel, and other information relating to the present or contemplated products or the conduct of business of the Company which is of a confidential and proprietary

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nature ("Confidential Information"). Consultants agrees that all files, records, documents, and the like relating to such Confidential Information, whether prepared by them or otherwise coming into their possession, shall remain the exclusive property of the Company, and Consultants hereby agrees to promptly disclose such Confidential Information to the Company upon request and hereby assigns to the Company any rights which Consultants may acquire in any Confidential Information. Consultants further agree not to disclose or use any Confidential Information and to use their best efforts to prevent the disclosure or use of any Confidential Information either during the term of this Agreement or at any time thereafter, except as may be necessary in the ordinary course of performing their duties under this Agreement. Upon termination of this Agreement for any reason, Consultants shall promptly deliver to the Company all materials, documents, data, equipment, and other physical property of any nature containing or pertaining to any Confidential Information.

6.  Indemnification.  The Company shall indemnify and hold Consultants  harmless
    ---------------
from and against all liabilities, obligations, damages, claims, costs and expenses (including attorneys' fees) for which Consultants shall be held responsible as a result of either the failure of the Company to perform in accordance with its obligations under this Agreement or the negligence of the Company, its employees, agents, servants and subcontractors or any of them. In case any action or proceeding is brought against Consultants by reason of any such claim, the Company, upon written notice from Consultants, shall, at the Company's expense, resist or defend such action or proceeding by counsel approved in writing by Consultants which approval shall not be unreasonably withheld. Consultants shall indemnify and hold the Company harmless from and against all liabilities, obligations, damages, claims, costs and expenses (including attorneys' fees) for which the Company shall be held responsible as a result of either the failure of Consultants to perform in accordance with its obligations under this Agreement or the negligence of Consultants, its employees, agents, servants and subcontractors or any of them. In case any action or proceeding is brought against the Company by reason of any such claim, Consultants, upon written notice from the Company, shall, at their expense, resist or defend such action or proceeding by counsel approved in writing by the Company which approval shall not be unreasonably withheld.

7. Assignment. This Agreement is for the unique personal services of Consultants
   ----------
and is not assignable or delegable in whole or in part by either Consultant without the consent of an authorized representative of the Company. This Agreement may be assigned or delegated in whole or in part by the Company and, in such case, the terms of this Agreement shall inure to the benefit of, be assumed by, and be binding upon the entity to which this Agreement is assigned.

8. Waiver or Modification.  Any waiver, modification, or amendment
   ----------------------
of any provision of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and such document is signed by the Parties hereto.

9.  Independent Contractor.  The Parties agree that Consultants are
    ----------------------
independent contractors with respect to the Company and that no employment relationship exists between the Parties hereto. Consultants shall use their own professional discretion in performing the services called for hereunder. As independent contractors, Consultants shall have no power to act for, bind,

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or otherwise create or assume any obligation on behalf of the Company, for any purpose whatsoever.

10.  Entire Agreement.  This Agreement constitutes the full and
     ----------------
complete understanding and agreement of the Parties hereto with respect to the subject matter covered herein and supersedes all prior oral or written understandings and agreements with respect thereto.

11.  Severability.  If any provision of this Agreement is found to be
     ------------
unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

12. Notices.  Any notice required hereunder to be given by either Party shall be
    -------
in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or by private courier, with written verification of delivery, or by facsimile transmission to the other Party to the address or telephone number set forth below or to such other address or telephone number as either Party may designate from time to time according to this provision. A notice delivered personally shall be effective upon receipt. A notice sent by facsimile transmission shall be effective twenty-four hours after the dispatch thereof. A notice delivered by mail or by private courier shall be effective on the third day after the day of mailing.

             (a)      To Consultants at: ---------------------------------------
                                         ---------------------------------------

             (b)      To the Company at:   10421 South 400 West, Suite 550
                                           Salt Lake City, Utah 84095
                                           Attention: Kenneth I. Denos

13. Governing Law; Venue.  This Agreement shall be governed by and
    --------------------
construed in accordance with the laws of the State of Utah without regard to the conflict of laws. The Parties further agree that proper venue and jurisdiction for any dispute under this agreement shall be the courts in the State of Utah.

             IN WITNESS WHEREOF, Consultants have each signed this Agreement personally and the Company has caused this Agreement to be executed by its duly authorized representative.

SPORTSNUTS.COM INTERNATIONAL, INC.                 CONSULTANTS


/s/ Kenneth I. Denos                                /s/ James Morris
----------------------------------                  -----------------
Kenneth I. Denos                                    James Morris
President


                                                    /s/ Wayne Cooper
                                                    -------------------
                                                    Wayne Cooper



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